Exhibit 3.02

                                    Delaware
                             -----------------------        Page 1
                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DEAN WITTER PORTFOLIO STRATEGY FUND L.P.", CHANGING ITS
NAME FROM "DEAN WITTER PORTFOLIO STRATEGY FUND L.P." TO "MORGAN STANLEY PORTFOLIO STRATEGY FUND L.P.", FILED IN THIS OFFICE ON THE
TWENTIETH DAY OF JULY, A.D. 2006, AT 1:50 O'CLOCK P.M.

                                   /s/ Harriet Smith Windsor, Secretary of State
                                   ---------------------------------------------
                                     Harriet Smith Windsor, Secretary of State

                        [SEAL]

2239881 8100                                    AUTHENTICATION: 4916707
060686608                                                 DATE: 07-20-06

                                                      State of Delaware
                                                      Secretary of State
                                                   Division of Corporations
                                                Delivered 02:14 PM 07/20/2006
                                                  FILED 01:50 PM 07/20/2006
                                                 SRV 060686608 - 2239881 FILE

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.

     The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

1.   The name of the limited partnership is Dean Witter Portfolio Strategy Fund
     L.P.

2. The text of paragraph 1 of the Certificate of Limited Partnership is hereby deleted and replaced with the following sentence:

     "The name of the Partnership is Morgan Stanley Portfolio Strategy Fund
L.P."

     IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership as of the 20th day of July, 2006.

                              By:   DEMETER MANAGEMENT CORPORATION,
                                    General Partner

                              By: /s/ Walter Davis
                                  ---------------------------
                                    Walter Davis
                                    President